FIFTH AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------


        THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of April 14, 1998, is among JOTAN, INC. ("Holding"), SOUTHLAND CONTAINER PACKAGING CORP. (formerly Southland Holding Company, successor in interest by merger to SHC Acquisition Corp., each of its own subsidiaries and Atlantic Bag & Paper Company and herein the "Borrower"), each of the banks or other lending institutions which are signatories hereto (collectively, the "Banks") and BANQUE PARIBAS, individually as a Bank, and as agent for the Banks (the "Agent").

                                    RECITALS:

        A. Holding, SHC Acquisition Corp., Agent and Banque Paribas, in its individual capacity, entered into that certain Credit Agreement dated as of February 28, 1997 (as amended by that certain letter amendment dated April 30, 1997, that certain Second Amendment to Credit Agreement dated as of June 20, 1997, that certain Third Amendment to Credit Agreement dated as of August 19, 1997 and that certain Fourth Amendment dated as of November 6, 1997, as so amended, the "Credit Agreement").

        B. SHC Acquisition Corp. has merged with and into Southland Holding Company, with Southland Holding Company surviving and assuming all the obligations of SHC Acquisition Corp. under the Credit Agreement and the Loan Documents (as defined in the Credit Agreement).

        C. Banque Paribas has assigned certain of its rights and interests under the Credit Agreement and the other Loan Documents to the other Banks pursuant to those certain Assignment and Acceptances, each dated April 18, 1997.

        D. Southland Holding Company has changed its name to Southland Container Packaging Corp. and each Obligated Party (as defined in the Credit Agreement) other than Holding has merged with and into Southland Container Packaging Corp. with Southland Container Packaging Corp. as the surviving entity. Southland Container Packaging Corp. is the only Subsidiary (as defined in the Credit Agreement).

        E. Prior to the date hereof, the Term A Commitment, the Term B Commitment and the Acquisition Commitment of each Bank terminated so that no further Term A Loans, Term B Loans or Acquisition Loans shall be made by the Banks to the Borrower.

        F. Certain Defaults and Events of Default (each as defined in the Credit Agreement) have occurred and are continuing under the Credit Agreement (collectively, the "Existing Defaults").

        G. The Borrower and Holding have requested that the Agent and the Banks waive the Existing Defaults and amend certain provisions of the Credit Agreement in order to, among other things, defer the payment of certain interest and principal with respect to the Loans, amend certain covenants, and permit the incurrence of additional debt which is junior and subordinate to the Obligations. The Banks have agreed to do so subject to and on the terms and conditions of this Amendment and the Credit Agreement, as amended hereby.

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   Definitions

        Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.

                                    ARTICLE 2

                                   Amendments

        Section 2.1 Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:

             (a) Deleting the existing definition of "Borrowing Base" and replacing it in its entirety with the following:

             "Borrowing Base" means, at any time and calculated without duplication based on the report most recently delivered at such time pursuant to Section 11.1(d), an amount equal to the sum of (a) the aggregate amount of Eligible Accounts multiplied by (i) during the period prior to March 31, 1999, eighty-five percent (85%) and (ii) after March 31, 1999, eighty percent (80%), plus (b) Eligible Inventory multiplied by thirty-five percent (35%), minus (c) an amount equal to all amounts then owed to Thomas J. Gilligan which are secured by a Lien on treasury shares of Southland.

             (b) Deleting the existing definition of EBITDA and replacing it in its entirety with the following:

             "EBITDA" means, for any period and any Person, the total of the following each calculated without duplication for such Person on a consolidated basis for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; plus (c) interest expense deducted in determining Net Income; plus (d) amortization and depreciation expense deducted in determining Net Income; plus (e) other noncash charges deducted in determining consolidated net income and not already deducted in accordance with clause (d) above or clauses (b) and (c) of the definition of Net Income; plus (f) all restructuring expenses, litigation or arbitration costs related to recovery of the Golden State Litigation Proceeds or the Selling Shareholder Proceeds, contingency allocations and other non-recurring non-operating expenses, but, in each case, only to the extent such amounts were deducted in calculating Net Income.

             (c) Amending the definition of "Eligible Accounts" by deleting clause (xvi) and replacing it in its entirety with the following:

             (xvi) the account is not an Excluded Account. The term "Excluded Account" means an account that has been identified by the Agent or Administrative Agent (by fifteen (15) days prior written notice to Holding) as being unacceptable for inclusion in the Borrowing Base because the Agent or Administrative Agent has determined that the account debtor is not creditworthy or that the Agent might not otherwise be able to receive the full amount of the account within a reasonable period of time and at a reasonable cost of collection if it sought to realize on its security interest therein, such determination to be made in the Agent's or Administrative Agent's judgment, in good faith and based on information which, in its reasonable judgment, supports such determination.

             (d) Amending the definition of "Eligible Inventory" by deleting clause (g) and replacing it in its entirety with the following:

             (g) inventory that the Agent or Administrative Agent has determined (by fifteen (15) days prior written notice to Holding) to be unacceptable for inclusion in the Borrowing Base because the Agent or Administrative Agent has determined that the inventory is unmarketable or that the Agent might not otherwise be able to receive sufficient value from the sale of such inventory if it sought to realize on its security interest therein, such determination to be made in the Agent's or Administrative Agent's judgment, in good faith and based on information which, in its reasonable judgment, supports such determination.

             (e) Deleting the existing definition of "Interest Period" and replacing it in its entirety with the following:

             "Interest Period" means with respect to any Libor Accounts, each period commencing on the date such Account is established or Converted from a Prime Rate Account or the last day of the next preceding Interest Period with respect to such Libor Account, and ending on the numerically corresponding day in the next subsequent month, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the subsequent calendar month) shall end on the last Business Day of the subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date applicable to a given Loan shall end on such Termination Date; (c) no Interest Period for any Libor Account shall have a duration of less than or more than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Libor Account shall not be available hereunder; and (d) no Interest Period in respect of the Acquisition Loans, the Term A Loans or Term B Loans may extend beyond a principal repayment date thereof unless, after giving effect thereto, the aggregate principal amount of such Loan subject to Libor Accounts having Interest Periods that end after such principal payment date shall be equal to or less than the aggregate principal amount of such Loan to be outstanding hereunder after such principal payment date.

             (f) Amending the definition of "Notes" by deleting the word "and" after "Term A Notes", replacing it with "," and inserting after "Term B Notes" the phrase "and the Interest Deferral Notes."

             (g) Amending the definition of "Obligations" by inserting after the word "Agent" in the second line thereof ", the Administrative Agent".

             (h) Deleting the existing definition of "Revolving Commitment" and replacing it in its entirety with the following:

             "Revolving Commitment" means, as to each Bank, the obligation of such Bank to make advances of funds and purchase participation interests in (or with respect to the Agent as a Bank, hold other interests in) Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding such Bank's Commitment Percentage of the maximum aggregate amount of the Revolving Commitments of all Banks, as the same may be reduced or terminated pursuant to Section 2.6, Section 7.4, Section 8.7 or
        Section 14.2. The applicable Commitment Percentage of each Bank for purposes hereof shall be as set forth on Exhibit Y.

        The maximum aggregate amount of the Revolving Commitments of all Banks equals Nine Million Five Hundred and Eighty Thousand Dollars ($9,580,000); provided that the aggregate amount of the Revolving Commitments of all Banks may be increased to a maximum amount of Twelve Million Dollars ($12,000,000) pursuant to Section 2.6A.

             (i) Deleting the existing definition of "Revolving Termination Date" and replacing it in its entirety with the following:

                  "Revolving Termination Date" means Febru-ary 28, 2001.

             (j) Deleting the existing definition of "Subordinated Loan Documents" and replacing it in its entirety with the following:

             "Subordinated Loan Documents" means the Note Purchase Agreement, the Subordinated Notes, the guaranties issued pursuant to the Note Purchase Agreement, all other promissory notes, guaranties and other documentation executed and delivered pursuant to or in connection with the Note Purchase Agreement and the Priority Senior Subordinated Loan Documents; excluding, however, the Southland Acquisition Documents, the Loan Documents and the Capitalization Documents.

             (k) Deleting the existing definition of "Term A Termination Date" and replacing it in its entirety with the following:

                  "Term A Termination Date" means February 28, 2001.

             (l) Deleting the existing definition of "Term B Termination Date" and replacing it in its entirety with the following:

                  "Term B Termination Date" means February 28, 2001.

             (m) Adding the following new definitions in the appropriate alphabetical order:

             "Administrative Agent" means BankBoston, N.A., formerly The First National Bank of Boston, acting on behalf of the Banks.

             "Deferred Interest" means (a) all interest on the Loans that accrued during the period from September 30, 1997 through March 31, 1998 in the aggregate amount of $1,120,198.00, (b) all interest on the Loans at the Applicable Rate and all interest on the Interest Deferral Notes at the Fixed Rate that accrues during the period from April 1, 1998 through July 31, 1998, and (c) for the months of August and September, 1998, the difference between (i) the sum of (A) the amount of accrued interest on the Loans calculated at the Applicable Rate for such months and (B) the amount of accrued interest on the principal amount of the Interest Deferral Notes at the Fixed Rate for such months, and (ii) the amount of accrued interest on the Loans and on the principal amount of the Interest Deferral Notes calculated at LIBOR for such months.

             "Fixed Rate" means the rate of nine percent (9%) per annum.

             "Golden State Litigation Proceeds" means all amounts received by Holding, the Borrower or any Subsidiary as a result of or in connection with any litigation commenced or claims asserted (whether now existing or hereafter arising) by Holding, Borrower or any Subsidiary against Golden State Container, Inc. n/k/a/ Victory Packaging, Inc., David Rapson, Pete Dougherty, Fred Brown, Jeff Barber, Mason Shelby, Ron Sheldon, Dawn Berti, Mike O'Malley, George Miller, Cheryl Becker, Tomas Toro or any other former employees of Holding or Borrower, or any of their respective successors and assigns, less all attorneys fees and expenses actually paid or accrued by Holding or the Borrower with respect to such litigation.

             "Interest Deferral Notes" means the promissory notes to be issued by the Borrower to the Banks for Deferred Interest pursuant to
        Section 6.3, which shall be substantially in the form annexed hereto as Exhibit X, and all amendments and modifications thereof.

             "LIBOR" means the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) offered to the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on July 31, 1998 by leading banks in the London interbank market of Dollar deposits in immediately available funds having a thirty (30) day term.

             "1998 EBITDA" means EBITDA for Fiscal Year 1998, calculated on the basis of audited financial statements for the Fiscal Year ending December 31, 1998, which calculation has been certified by the Borrower's independent certified public accountants.

             "Operating Cash Flow" means, for any period, the total of the following for Holding and the Subsidiaries calculated on a consolidated basis without duplication for such period: (a) EBITDA; minus (b) all Capital Expenditures which are not financed with Debt permitted by Section 12.1(f) but including Capital Expenditures financed with proceeds of the Revolving Loans.

             "Priority Senior Subordinated Loan" means the subordinated loan to be made by Rice Partners to Borrower in the aggregate principal amount of $1.25 million, pursuant to the Priority Senior Subordinated Loan Documents.

             "Priority Senior Subordinated Loan Documents" means the Priority Note Purchase Agreement dated as of April 14, 1998, by and among Borrower, Holding and Rice Partners, the Priority Senior Subordinated Notes (as defined therein), the guaranties issued pursuant thereto and all purchase agreements, notes and other documentation executed and delivered pursuant to or in connection with the Priority Senior Subordinated Loan.

             "Selling Shareholder Proceeds" means all amounts received by Holding, Borrower or any Subsidiary from or with respect to (a) the amounts deposited with NationsBank, N.A. (South) pursuant to the Escrow and Depository Agreement, dated as of February 28, 1997, among Holding, Borrower, certain former shareholders of Southland Holding Company and NationsBank, N.A. (South), or (b) any arbitration, claim, demand or proceeding commenced by or against the Borrower and/or Holding (whether now existing or hereafter arising) and involving Lester G. Gegenheimer, John L. Sanders, Jr., or William P. Blincoe, less, in each case, (i) all attorneys fees and expenses actually paid or accrued by Holding or the Borrower with respect to any litigation or arbitration commenced to obtain such amounts, and (ii) all such amounts received solely as a result of tax liabilities of the Borrower or Holding arising prior to February 28, 1997 and which are actually paid by the Borrower or Holding in satisfaction of such tax liability.

             "Settlement Date" means the weekly date selected by the Administrative Agent on which the Administrative Agent and the Banks shall settle amongst themselves to ensure that on such date each Bank shall have its Commitment Percentage of all outstanding Revolving Loans that are Prime Rate Accounts, provided that such date shall be a Business Day on which each Bank is open for business.


             Section 2.2 Amendment of Section 2.1. Section 2.1 of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             Section 2.1 Revolving Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make advances to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Revolving Commitment as then in effect; provided, however, (a) the Outstanding Revolving Credit applicable to a Bank shall not at any time exceed such Bank's Revolving Commitment, (b) the Outstanding Revolving Credit shall not at any time exceed the lesser of (i) the aggregate Revolving Commitments or (ii) the Borrowing Base, and (c) the amount of the Outstanding Revolving Credit supported by Eligible Inventory shall not exceed $3,500,000 at any time. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Revolving Commitments and may establish Prime Rate Accounts and Libor Accounts thereunder and, until the Termination Date, the Borrower may Continue Libor Accounts established under the Revolving Loans or Convert Accounts established under the Revolving Loans of one Type into Accounts of the other type; provided, however, that at no time shall Revolving Loans subject to Libor Accounts exceed the aggregate amount of Eight Million Dollars ($8,000,000). Accounts of each Type under the Revolving Loan made by each Bank shall be established and maintained at such Bank's Applicable Lending Office for Revolving Loans of such Type.


             Section 2.3 New Section 2.6A. A new section is hereby inserted in Article 2 of the Credit Agreement, after Section 2.6, as follows:

             Section 2.6A Increase in Revolving Commitments. After March 31, 1999 and provided that no Default or Event of Default exists, the Borrower shall have the right, by giving written notice to the Agent and the Administrative Agent, to increase the Revolving Commitments, subject in all respects to the same limitations set forth in Section 2.1, and subject to the following additional conditions: (i) if 1998 EBITDA is equal to at least $3,260,000, the aggregate Revolving Commitments may be increased to a maximum of Ten Million Eighty Thousand Dollars ($10,080,000); (ii) if 1998 EBITDA is equal to at least $3,912,000, the aggregate Revolving Commitments may be increased to a maximum of Eleven Million Eighty Thousand Dollars ($11,080,000); and (iii) if 1998 EBITDA is equal to at least $4,347,000, the aggregate Revolving Commitments may be increased to a maximum of Twelve Million Dollars ($12,000,000).


             Section 2.4  Amendment of Section 2.7.

             (a) Section 2.7(a) of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             (a) Commitment to Issue. The Borrower may utilize the Revolving Commitments by requesting that the Agent issue, and the Agent, subject to the terms and conditions of this Agreement, shall issue, letters of credit for Borrower's or one of its Subsidiaries' account (such letters of credit being hereinafter referred to as the "Letters of Credit"); provided, however, (i) the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed Two Million Dollars ($2,000,000); (ii) the Outstanding Revolving Credit shall not at any time exceed the lesser of (A) the aggregate Revolving Commitments or (B) the Borrowing Base, (iii) the amount of the Outstanding Revolving Credit supported by Eligible Inventory shall not exceed $3,500,000 at any time; and (iv) the Outstanding Revolving Credit applicable to a Bank shall not at any time exceed such Bank's Revolving Commitment. Upon the date of issue of a Letter of Credit, the Agent shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from the Agent a participation to the extent of such Bank's Commitment Percentage (calculated with respect to the Revolving Commitments only) in such Letter of Credit and the related Letter of Credit Liabilities.

             (b) The third sentence of Section 2.7(b) of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

        Each Letter of Credit shall have an expiration date that does not extend beyond the earlier of (i) thirty (30) days from such Letter of Credit's date of issuance and (ii) the date which is thirty (30) days prior to the Revolving Termination Date, shall be payable in Dollars, must support a transaction entered into in the ordinary course of the Borrower's business, must be satisfactory in form and substance to the Agent, and shall be issued pursuant to such documentation as the Agent may require, including, without limitation, the Agent's standard form letter of credit request and reimbursement agreement; provided, that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

             Section 2.5 New Section 2.8. A new section is hereby inserted in Article 2 of the Credit Agreement, after Section 2.7, as follows:

             Section 2.8 Agreement Between Banks With Respect to Prime Rate Accounts.

             (a) Fund Disbursement. The Administrative Agent, for the account of the Banks, shall disburse all Revolving Loans that are Prime Rate Accounts to the Borrower. It is understood that for purposes of advances to the Borrower and for purposes of this Section 2.8(a) the Administrative Agent is using the funds of the
        Administrative Agent.    Unless the Administrative Agent shall have
        been notified in writing by any Bank prior to any advance to the Borrower that such Bank will not make such Bank's Commitment Percentage of such borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Bank shall make such Commitment Percentage available to the Administrative Agent on a Settlement Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such Bank's Commitment Percentage is not in fact made available to the Administrative Agent by such Bank on the Settlement Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to such Revolving Loan hereunder, on demand, from the Borrower without prejudice to any rights which the Administrative Agent or the Borrower may have against such Bank hereunder. Nothing contained in this subsection shall relieve any Bank which has failed to make available its Commitment Percentage of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Administrative Agent to make available to the Borrower the full amount of a requested advance when the Administrative Agent has any notice (written or otherwise) that any Bank will not advance its Commitment Percentage thereof.

             (b) Payment by Banks. Prior to 1:00 p.m. New York time on each Settlement Date, the Administrative Agent shall provide each Bank obligated with respect to the Commitment with a settlement statement that sets forth, for the period commencing on the prior Settlement Date and ending at the close of the prior Business Day, the amount of all borrowings of Revolving Loans that are Prime Rate Accounts and all repayments, prepayments or Conversions of Revolving Loans that are Prime Rate Accounts during such period. A certificate of the Administrative Agent submitted to any Bank with respect to any amount owing under this clause shall be conclusive, absent manifest error. Prior to 4:30 p.m. New York time on each Settlement Date, the Administrative Agent and the Banks shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Banks shall have their respective Commitment Percentages of all Revolving Loans that are Prime Rate Accounts. As to that portion of the Revolving Loans funded by the Administrative Agent on behalf of the Banks between Settlement Dates, interest accrued during the period from funding thereof by the Administrative Agent to the Settlement Date shall be for the account of the Administrative Agent.

        (c) Notice to Agent. The Administrative Agent shall provide to the Agent, on a weekly basis, a statement setting forth all borrowings, repayments and Conversions of Revolving Loans that are Prime Rate Accounts during the prior week.

             Section 2.6 Amendment of Section 4.3(a). Section 4.3(a) of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety, with the following:

             (a) Ten (10) principal installments due and payable on certain Quarterly Payment Dates in accordance with the following schedule:

                                                Amount of Principal
                                                Installment Due
               Quarterly Payments Dates         and Payable
               ------------------------         -------------------

               June 1997                             $250,000
               September 1997                        $250,000
               March 1999                            $375,000
               June 1999                             $437,500
               September 1999                        $437,500
               December 1999                         $437,500
               March 2000                            $437,500
               June 2000                             $500,000
               September 2000                        $500,000
               December 2000                         $500,000


             Section 2.7 Amendment of Section 5.3(a). Section 5.3(a) of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             (a) Ten (10) principal installments of $25,000 each due and payable on each of the following Quarterly Payment Dates:

             June 1997
             September 1997
             March 1999
             June 1999
             September 1999
             December 1999
             March 2000
             June 2000
             September 2000
             December 2000


             Section 2.8 Amendment of Section 6.1. Section 6.1 of the Credit Agreement is hereby amended by adding a new sentence after clause
   (b), as follows:

        Notwithstanding the foregoing, for the months of August and September 1998, interest on all the Loans shall be paid at a rate equal to LIBOR, and the amount by which interest paid at such rate is less than the amount of interest actually accrued at the Applicable Rate shall constitute Deferred Interest, and such Deferred Interest shall be payable as provided herein.


             Section 2.9 Amendment of Section 6.3. Section 6.3 of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             Section 6.3 Payment Dates. Except for the Deferred Interest, accrued interest on the Loans and on the principal amount of the Interest Deferral Notes shall be due and payable as follows: (i) in the case of Loans subject to Prime Rate Accounts and the principal amount of the Interest Deferral Notes, monthly on the last Business Day of each month, and on the Termination Date of such Loan and the maturity date of the Interest Deferral Notes; or (ii) in the case of Loans subject to Libor Accounts and with respect to each such Account, on the last day of the Interest Period with respect thereto and on the Termination Date of such Loan. On or before April 20, 1998, the Borrower shall deliver to each Bank an Interest Deferral Note reflecting that portion of the Deferred Interest attributable to the period from September 30, 1997 through March 31, 1998 in the respective amounts set forth for each Bank opposite its name on
        Schedule 6.3.   The Borrower shall execute and deliver to each Bank
        (A) on or before August 11, 1998, an Interest Deferral Note in an amount equal to such Bank's ratable share of the Deferred Interest attributable to the period from April 1, 1998 through July 31, 1998, and (B) on or before October 9, 1998, an Interest Deferral Note in an amount equal to such Bank's ratable share of the Deferred Interest attributable to the months of August and September, 1998. The principal amount of each Interest Deferral Note shall bear interest at the Fixed Rate commencing on the date such Interest Deferral Note was required to be issued pursuant to this Section 6.3, and such interest shall be due and payable in accordance with clause (i) of this Section 6.3, and the principal amount of the Interest Deferral Notes shall be due and payable on the Revolver Termination Date.


             Section 2.10 Amendment of Section 6.5. Section 6.5 of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             Section 6.5 Conversions and Continuations of Accounts. Subject to Sections 2.1 and 7.2 hereof, the Borrower shall have the right from time to time to Convert all or part of any Prime Rate Account in existence under a Loan into a Libor Account under the same Loan or to Continue Libor Accounts in existence under a Loan as Libor Accounts under the same Loan, provided that: (a) the Borrower shall give the Agent and the Administrative Agent notice of each such Conversion or Continuation as provided in Section 7.3 hereof; (b) a Libor Account may only be Converted on the last day of the Interest Period therefore; and (c) except for Conversions into Prime Rate Accounts, no Conversions or Continuations shall be made while a Default has occurred and is continuing.


             Section 2.11 Amendment of Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             Section 7.1 Borrowing Procedure. The Borrower shall give the Agent and the Administrative Agent notice of each borrowing under the Revolving Commitment in accordance with Section 7.3 hereof. The Administrative Agent shall give each Bank obligated with respect to such Commitment notice of the amount of any request for a Revolving Loan that is a Libor Account not later than 1:00 p.m. New York time on the effective date of such notice of borrowing. Not later than 4:30 p.m. New York time on the date specified for each borrowing of a Libor Account under the Revolving Commitment, each Bank obligated with respect to such Commitment will make available the amount of the Revolving Loan to be made by it on such date to the Administrative Agent, at its office 100 Federal Street, Boston, Massachusetts 02110, in immediately available funds, for the account of the Borrower. The Administrative Agent shall provide notice to the Banks with respect to any Revolving Loans that are Prime Rate Accounts in accordance with Section 2.8(b) hereof. The amounts to be funded by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by transferring the same (a) to the Operating Account (as defined in Section 11.15(d)) or
        (b) in immediately available funds by wire transfer, automated clearinghouse debit or interbank transfer to a Person or Persons designated by the Borrower in writing.


             Section 2.12 Amendments to Section 7.3. Section 7.3 of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             Section 7.3 Certain Notices. Notices by the Borrower to the Agent and the Administrative Agent of terminations or reductions of Commitments, of prepayments or repayments of Loans and Interest Deferral Notes and of Conversion and Continuation of Accounts shall be irrevocable and shall be effective only if received by the Agent and the Administrative Agent not later than 11:00 a.m. on the Business Day prior to the date of the relevant termination, reduction, prepayment, repayment, Conversion or Continuation; provided, however, that notices of prepayment or repayment of Loans subject to Libor Accounts and Conversions into or Continuations as Libor Accounts shall only be effective if received by the Agent and the Administrative Agent by 11:00 a.m. on the Business Day three days prior to the relevant prepayment, repayment, Conversion or Continuation. Notices by the Borrower to the Agent and the Administrative Agent of borrowings of Loans subject to Prime Rate Accounts shall be irrevocable and shall be effective only if received by the Agent and the Administrative Agent not later than 11:00 a.m. on the Business Day of the relevant borrowing. Notices by the Borrower to the Agent and the Administrative Agent of borrowings of Loans subject to Libor Accounts shall be irrevocable and shall be effective only if received by the Agent and the Administrative Agent not later than 11:00 a.m. on the Business Day three days prior to the relevant borrowing. Any notices of the type described in this
        Section 7.3 which are received by the Agent or the Administrative Agent after the applicable time set forth above on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the applicable Commitments to be affected and the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall specify (a) the Loans to be borrowed or prepaid, the Interest Deferral Notes to be prepaid or the Accounts to be Converted or Continued; (b) the amount (subject to Sections 2.1 and 7.2 hereof) to be borrowed, Converted, Continued or prepaid; (c) in the case of a Conversion, the Type of Account to result from such Conversion; (d) in the case of a borrowing, the Type of Account or Accounts to be applicable to such borrowing and the amounts thereof; and (e) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business
        Day). Except for notices of borrowings under Section 7.1, the Agent shall notify the Banks of the contents of each such notice on the date of its receipt of same or, if received on or after the applicable time set forth above on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Account applicable to a Loan within the time period and otherwise as provided in this Section 7.3, such Account (if outstanding as a Libor Account) will be automatically Converted into a Prime Rate Account on the last day of the preceding Interest Period for such Account or (if outstanding as a Prime Rate Account) will remain as, or (if not then outstanding) will be made as, a Prime Rate Account. The Borrower may not borrow any Loans subject to a Libor Account, Convert any Prime Rate Accounts into Libor Accounts, or Continue any Libor Account as a Libor Account if the Applicable Rate for such Libor Accounts would exceed the Maximum Rate.

             Section 2.13  Amendments to Sections 7.4.

             (a) The second sentence of Section 7.4(a)(ii) of the Credit Agreement is hereby amended by (i) inserting the words "and the Interest Deferral Notes" after the word "Loans"; and (ii) deleting the phrase "seventy-five percent (75%)" and inserting the phrase "fifty percent (50%)" in lieu thereof.

             (b) Section 7.4(a)(iii) of the Credit Agreement is hereby amended by inserting the words "and the Interest Deferral Notes" after the word "Loans" in the twelfth line thereof.

             (c) Section 7.4(a)(iv) of the Credit Agreement is hereby amended by inserting the words "and the Interest Deferral Notes" after the word "Loans" in the sixteenth line thereof.

             (d) Section 7.4(a) of the Credit Agreement is hereby amended by inserting two new subsections after subsection (v), as follows:

             (vi) Other Proceeds. In the event Borrower, Holding or any Subsidiary receives any Selling Shareholder Proceeds or any Golden State Litigation Proceeds, Borrower shall prepay the Loans in an amount equal to all such amounts received by the Borrower, Holding or any Subsidiary.

             (vii) Concentration Account. All amounts in the Concentration Account, other than Net Proceeds to be prepaid pursuant to Subsection 7.4(a)(iii), Selling Shareholder Proceeds and Golden State Litigation Proceeds, shall be applied on a daily basis to reduce the Revolving Loans. Application will be made upon the receipt of "collected funds" at the Concentration Account on the Business Day of such receipt if received no later than 1:00 p.m. and on the next succeeding Business Day if received after 1:00 p.m. No checks, drafts or other instrument received by the Administrative Agent shall constitute final payment unless and until such instruments have actually been collected.

             (e) Section 7.4(a)(v) of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             (v) Application of Mandatory Prepayments. Mandatory prepayments made pursuant to Subsections 7.4(a)(ii), (iv) and (vi) shall be applied as follows: (A) first to installments due under the Term A Loans and Term B Loans, ratably, in inverse order of maturity until such Loans are paid in full; (B) second to the Deferred Interest Notes, ratably, until such Notes are paid in full; and (C) third to the Revolving Loans, with such amounts being applied first to repay outstanding Loans subject to a Prime Rate Account and then to repay outstanding Loans subject to a Libor Account, with those Loans subject to a Libor Account which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. Seventy-five percent (75%) of the mandatory prepayments made pursuant to Subsection 7.4(a)(iii) shall be applied as provided above in this clause (v) and twenty-five percent (25%) thereof shall be applied to reduce the Revolving Loans in the same fashion as provided in Subsection 7.4(a)(vii). Each prepayment under Subsections 7.4(a)(ii), (iii), (iv) and (vi) shall be accompanied with accrued interest on the amount prepaid to the date of prepayment, any amount due under Section 8.5 as a result of such prepayment and a certificate from Borrower detailing the application thereof to the Loans as required by this clause (v).

             (f) Section 7.4(b) of the Credit Agreement is hereby amended by deleting the first two sentences thereof and replacing them in their entirety with the following:

        Subject to Section 7.2 hereof and the provisions of this clause (b), Borrower may, at any time and from time to time without premium or penalty upon prior notice to Agent and Administrative Agent as specified in Section 7.3 hereof, prepay or repay any Loan or Interest Deferral Note or Deferred Interest in full or in part. Any optional prepayment of the Acquisition Loans, Term A Loans, Term B Loans or Interest Deferral Notes shall be accompanied with accrued interest on the amount prepaid to the date of prepayment.


             Section 2.14 Amendment of Section 7.6. Section 7.6 of the Credit Agreement is hereby amended by inserting in clause (c) thereof the words "or Interest Deferral Notes" after the word "Loans" each time it appears.


             Section 2.15 Amendment of Section 8.7. Section 8.7 of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             Section 8.7 Replacement of Affected Bank. Within five (5) days after receipt by Borrower of written notice and demand from any Bank for any payment under the terms of Section 7.9, Section 8.1 or
        Section 8.6, Borrower may notify Agent and such Bank (the "Affected Bank") of its intention to obtain, at Borrower's expense, a replacement Bank ("Replacement Bank") to purchase the Affected Bank's Loans and Notes and its obligations under the Loan Documents. Borrower shall, within thirty (30) days following the delivery of such notice from Borrower cause the Replacement Bank to purchase the Loans and Notes of the Affected Bank and assume the Affected Bank's obligations hereunder in accordance with the terms of an Assignment and Acceptance for cash in an aggregate amount equal to the aggregate unpaid principal of the Loans and Notes held by such Bank, all unpaid interest and commitment fees accrued thereon, and all other Obligations owed to such Bank including amounts owed under Sections 7.9, 8.1, or 8.6. Notwithstanding the foregoing, (i) the Borrower shall continue to be obligated to pay to the Affected Bank in full all amounts then demanded and due under Sections 7.9, 8.1. or 8.6 in accordance with the terms thereof, (ii) neither the Agent not any Bank shall have any obligation to find a Replacement Bank, (iii) the Replacement Bank must be reasonably acceptable to the Agent and (iv) Banque Paribas cannot be replaced under this Section 8.7 without its consent.


             Section 2.16 Amendment of Section 9.3. Section 9.3 of the Credit Agreement is hereby amended by deleting the word "and" at the end of Subsection 9.3 (b), deleting the period at the end of Subsection 9.3(c) and replacing it with "; and" , and by adding the following new Subsection 9.3(d):

             (d) Borrowing Base Report. The Agent and the Administrative Agent shall have received the Borrowing Base Report required by
        Section 11.1(d) in a timely fashion on the date of such borrowing.


             Section 2.17  Amendment of Section 11.1.

             (a) Subsection 11.1(d) of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             (d) Borrowing Base Report and Other Reports. On each Business Day, before 11 a.m. New York time, a Borrowing Base Report. In addition to being furnished to the Agent, a copy of the Borrowing Base Report shall be sent concurrently directly to the Administrative Agent. Holding shall also furnish on a weekly and monthly basis, as applicable, such standard reports as to accounts receivable and inventory as requested by the Administrative Agent.


             (b) Subsection 11.1(m) of the Credit Agreement is hereby amended to insert the following additional sentence at the end thereof:

        Without limiting the foregoing, Holding and Borrower shall communicate with the Banks on a monthly basis in writing and by conference call in the manner and at the times agreed to by Holding, the Borrower and the Agent.


             (c) Section 11.1 of the Credit Agreement is hereby amended by deleting the period at the end of Subsection 11.1(m) and replacing it with ";" and by adding the following new Subsection 11.1(n):

             (n) 1999 Business Plan. On or before November 15, 1998, a business plan for Fiscal Year 1999 that contains on a consolidating basis, without limitation, pro forma balance sheets and statements of income, retained earnings, and cash flow for Fiscal Year 1999, in each case setting forth in comparative form the figures for Fiscal Year 1998, projection of Holdings' compliance with the financial covenants in this Agreement for Fiscal Year 1999, the assumptions underlying the foregoing, and projections of availability under the Revolving Loan, all in reasonable detail.


             Section 2.18 Amendment of Article 11. Article 11 of the Credit Agreement is hereby amended by adding the following new sections after
   Section 11.14:

             Section 11.15  Cash Management.

             (a) Net Proceeds, Selling Shareholder Proceeds, Golden State Litigation Proceeds. Holding and the Borrower shall, and Holding shall cause each Subsidiary to, deposit immediately all cash, checks, notes, drafts or other similar items of payment relating to or constituting Net Proceeds, Selling Shareholder Proceeds or Golden State Litigation Proceeds in a bank account in the name of and subject to the exclusive dominion and control of the Agent and maintained at the offices of the Administrative Agent (the "Concentration Account"), such Concentration Account to be established in accordance with an agreement in form and substance reasonably satisfactory to the Agent and the Administrative Agent. The Concentration Account shall be a cash collateral account, with all cash, checks and other items of payment in such account securing
        payment of the Obligations.   Holding and the Borrower hereby grant
        to the Agent and the Administrative Agent for the benefit of the Banks a lien on and security interest in the Concentration Account and all cash, checks and other items deposited or held therein, and all of the foregoing shall constitute Collateral under and as defined in the Holding Security Agreement and the Borrower Security Agreement.

             (b) Other Proceeds and Collections. Holding and the Borrower shall, and Holding shall cause each Subsidiary to, deposit on the date of receipt thereof or cause to be deposited directly all cash, checks, notes, drafts or other items of payment relating to or constituting proceeds derived from the sale or disposition of any property or assets (other than as required by Subsection 11.15(a) hereof) including, without limitation, all payments made by any account debtors of Holding, the Borrower or any Subsidiary in respect of any Accounts (as such term is defined in the Collateral Documents), all amounts referred to in clauses (i) and (ii) of the definition of "Selling Shareholder Proceeds", all amounts attributed to attorneys fees and expenses referred to in the last clause of the definition of "Golden State Litigation Proceeds", and any other payments or monies, in the Concentration Account or one of the local bank accounts listed on Schedule 11.15(b) of this Agreement (the "Local Accounts"); provided, however, that all funds in the Local Accounts shall at all times be pledged to the Agent for the benefit of the Banks, and subject to the exclusive dominion and control of the Agent pursuant to appropriate blocked account and/or lockbox agreements in form and substance reasonably satisfactory to the Agent and the Administrative Agent with the banks in which the Local Accounts are maintained. Holding and Borrower shall cooperate in causing all amounts deposited in the Local Accounts, when collected, to be deposited via wire transfer, in immediately available funds, into the Concentration Account. The Local Accounts shall be cash collateral accounts, with all cash, checks and other items of payment in such accounts securing payment of the Obligations. Holding and the Borrower hereby grant to the Agent for the benefit of the Banks a lien on and security interest in the Local Accounts and all cash, checks and other items deposited or held therein, and all of the foregoing shall constitute Collateral under and as defined in the Holding Security Agreement and the Borrower Security Agreement.


             (c) Concentration Account. All amounts deposited in the Concentration Account shall be applied by the Banks against the outstanding balance of the Term A Loans, the Term B Loans, the Interest Deferral Notes or the Revolving Loans, as the case may be, in accordance with Subsections 7.4(a)(v) or 7.4 (a)(vii), on the Business Day such amounts are so deposited and credited, in imme-diately available funds, to such account or on the next succeeding Business Day if such amounts are so credited after 1:00 p.m. The Administrative Agent may charge the Concentration Account with any other Obligations, including any and all reasonable costs, expenses and attorneys' fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Agreement or the Obligations. All amounts charged to the Concentration Account shall be deemed Revolving Loans for all purposes hereunder.

             (d) Operating Account. Holding and the Borrower may maintain in their names, jointly and severally, an account (the "Operating Account") into which, from time to time, proceeds of Revolving Loans may be deposited; provided, however, that all funds in the Operating Account shall at all times be pledged to the Agent for the benefit of the Banks, and subject to the exclusive dominion and control of the Agent pursuant to appropriate blocked account and/or lockbox agreements in form and substance reasonably satisfactory to the Agent with the bank in which the Operating Account is maintained. The Operating Account shall be a cash collateral account, with all cash, checks and other items of payment in such account securing payment of the Obligations. Holding and the Borrower hereby grant to the Agent for the benefit of the Banks a lien on and security interest in the Operating Account and all cash, checks and other items deposited or held therein, and all of the foregoing shall constitute Collateral under and as defined in the Holding Security Agreement and the Borrower Security Agreement.

             (e) Monthly Statement. After the end of each month, the Administrative Agent shall promptly send the Borrower a statement showing the accounting for the charges, loans, advances and other transactions occurring with respect to Revolving Loans between the Administrative Agent and the Banks and the Borrower during that month. The monthly statements shall be deemed correct and binding upon the Borrower and shall constitute an account stated between the Borrower and the Administrative Agent and the Banks unless the Administrative Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.


             Section 11.16 Cash Management Arrangements. On or before April 30, 1998, the Agent and the Administrative Agent shall have received satisfactory evidence that the Local Accounts, the Concentration Account and the Operating Account have been established and are operating in accordance with the requirements of Section 11.15 and that the Borrower and Holding are in full compliance with the requirements of Section 11.15.

             Section 2.19    Amendment of Section 12.1.

             (a) Subsection 12.1(i) of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             (i) Debt of Borrower other than that specifically described in clauses (a) through (h) and (j) of this Section 12.1 which in the
        aggregate does not exceed    One Hundred Thousand Dollars ($100,000)
        at any time outstanding.

             (b) Section 12.1 of the Credit Agreement is hereby amended by deleting the "and" at the end of Subsection 12.1(h), by deleting the period at the end of Subsection 12.1(i) and replacing it with "; and" and by adding the following new Subsection 12.1(j):

             (j) the Priority Senior Subordinated Loan, and unsecured, non-interest bearing promissory notes issued to trade creditors and the Borrower's auditors.


             Section 2.20 Amendment of Section 12.3. Section 12.3 of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             Section 12.3 Mergers, Etc. Holding will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself.

             Section 2.21  Amendment of Section 12.4.

             (a) The first sentence of Section 12.4 of the Credit Agreement is hereby amended by (i) inserting at the end of clause (b) after "outstanding" the words "or any warrant issued with respect thereto;" and
   (ii) deleting the "or" immediately preceding clause (c) and inserting a new clause (d) after "outstanding" in clause (c) and before "except," as follows:

        ; or (d) any payment of principal, cash interest or other amounts in respect of the Subordinated Notes or the Priority Senior Subordinated Loan or otherwise in respect of the Subordinate Debt (as such term is defined in the Senior Subordination Agreement)

             (b) Section 12.4 of the Credit Agreement is hereby amended by adding "and" at the end of clause (i), deleting the semi-colon at the end of clause (ii) and replacing it with ".", and by deleting clauses (iii) and (iv) in their entirety.


             Section 2.22 Amendment of Section 12.5. Section 12.5 of the Credit Agreement is hereby amended by deleting Subsections 12.5(a) and 12.5(g) in their entirety and in each case inserting in lieu thereof "Intentionally Omitted."

             Section 2.23  Amendments of Article 13.

             (a) Article 13 of the Credit Agreement is hereby amended by deleting Sections 13.1, 13.2 and 13.6 in their entirety and inserting in lieu thereof "Intentionally Omitted."


             (b) Section 13.3 of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             Section 13.3 Fixed Charge Coverage. Holding shall not permit the ratio of Operating Cash Flow to Fixed Charges computed on the basis of the Operating Cash Flow and Fixed Charges for the twelve
        (12) month period ending on the last day of each month (beginning with the month ending January 31, 1999) to be less than 1:1. The phrase "Fixed Charges" means, for any period, the total of the following for Holding and the Subsidiaries calculated on a consolidated basis without duplication for such period: (A) cash interest expense; plus (B) cash federal and state income taxes paid; plus (C) scheduled amortization of Debt paid or payable (excluding, to the extent included, nonpermanent principal repayments under the Revolving Loans and scheduled principal payments with respect to the unsecured promissory notes issued to trade creditors and Borrower's auditors referred to in Section 12.1(j)).


             (c) Section 13.4 of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             Section 13.4 Capital Expenditure Limit. Holding shall not, and shall not permit any Subsidiary to, make or incur Capital Expenditures during the 1998 Fiscal Year in excess of the aggregate amount of $400,000. In calculating compliance with this Section 13.4, the aggregate amount of all payments due under a Capital Lease for the entire term thereof (excluding, however, the interest portion of capitalized lease payments) shall be considered expended in full on the date that the Capital Lease is entered into.

             (d) Section 13.5 of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             Section 13.5 EBITDA. Holding shall not permit EBITDA for (a) the nine month period ending September 30, 1998, to be less than $2,009,000; and (b) the twelve month period ending December 31, 1998, to be less than $2,825,000.


             Section 2.24  Amendment to Section 14.1.

             (a) Subsection 14.1(c) of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

             (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 11.15,
             Section 11.16, Article 12 or Article 13 of this Agreement,
             Article IV of the Borrower Security Agreement or Article 2 of the Mortgage to which it is a party. Any Subsidiary shall fail to perform, observe or comply with any covenant, agreement or term contained in Article IV of the Subsidiary Security Agreement to which it is a party or Article 2 of any Mortgage to which it is a party. Holding shall fail to perform, observe, or comply with any covenant, agreement, or term contained in
             Section 11.15, Section 11.16, Article 12 or Article 13 of this Agreement, Article IV of the Holding Security Agreement or
             Article 2 of any Mortgage to which it is a party.


             (b) Section 14.1 of the Credit Agreement is hereby amended by adding the following new Subsection after Subsection 14.1(p):

             (q) Holding shall have failed to employ and have working on a full-time basis a new Chief Executive Officer reasonably acceptable to the Agent on or before May 31, 1998.


             Section 2.25 Addition of Article 15A. The Credit Agreement is hereby amended by inserting the following after Article 15:

                                   ARTICLE 15A

                            The Administrative Agent


             Section 15A.1 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes BankBoston, N.A. or its designated affiliate to act as its administrative agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Administrative Agent (i) may treat the payee of any Note as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (ii) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Bank; (iii) shall not be required to initiate any litigation or collection proceedings under any Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder; (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that the Administrative Agent shall not be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

             Section 15A.2 Rights of Administrative Agent as a Bank. With respect to its Commitment, the Loans made by it and the Note issued to it, BankBoston, N.A. (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of banking, trust, or other business with Holding, any Subsidiaries, any Obligated Party, and any other Person who may do business with or own securities of Holding, any Subsidiary, or any Obligated Party, all as if it were not acting as the Administrative Agent and without any duty to account therefor to the Banks.

             Section 15A.3 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the failure to deliver Borrowing Base Reports as required herein) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default."

             Section 15A.4 Indemnification. THE BANKS HEREBY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT FROM AND HOLD THE ADMINISTRATIVE AGENT HARMLESS AGAINST, RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ITS ROLE AS ADMINISTRATIVE AGENT OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE ADMINISTRATIVE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE ADMINISTRATIVE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE ADMINISTRATIVE AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENT PERCENTAGES) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

                  Section 15A.5 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Administrative Agent, and based on such documentation and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into any Loan Document and that it will, independently and without reliance upon the Administrative Agent, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Loan Document. Except as otherwise specifically set forth herein, the Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of any Loan Document or to inspect the properties or books of the Borrower or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates.

             Section 15A.6 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Administrative Agent may be removed at any time by Required Banks if it has breached its obligations under the Loan Documents. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, contractual obligation, and duties of the resigning or removed Administrative Agent, and the resigning or removed Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any Administrative Agent's resignation or removal as Administrative Agent, the provisions of this Article 15A shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Administrative Agent.

             Section 15A.7 Administrative Agent Fee. The Borrower shall pay to the Administrative Agent on April 22, 1998, a fee in the amount of $21,000 for the period through September 30, 1998, and in the amount of $3,500 per month thereafter, payable in advance on the first Business Day of each month commencing on October 1, 1998, and all other normal and customary fees and expenses of the Administrative Agent in connection with the performance of its duties hereunder.


             Section 2.26 Amendment of Section 16.8. Section 16.8 of the Credit Agreement is hereby amended by deleting clauses (i) and (ii) of the proviso and replacing them in their entirety with the following:

        (i) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Notes subject to such assignment, and, except in the event of an assignment to an Eligible Assignee that is an Affiliate of the Bank that is the assignor, a processing and recordation fee of Three Thousand Dollars ($3,000) payable by the assignor or assignee (and not the Borrower);
        (ii) except in the event of an assignment to an Eligible Assignee that is an Affiliate of the Bank that is the assignor, the Borrower and the Agent must consent to such assignment, which consent shall not be unreasonably withheld, with such consents to be evidenced by the Borrower's and the Agent's execution of the Assignment and Acceptance; provided, however, that in the event of the occurrence of an Event of Default, the consent of the Borrower shall not be required; and

             Section 2.27 Amendment of Section 16.11. Section 16.11 of the Credit Agreement is hereby amended by deleting the "or" immediately preceding clause (h), by deleting the period at the end of clause (h) and replacing it with "; or" and by adding the following new clause (i):

             (i) amend or waive compliance with any covenant contained in
        Article 13.


             Section 2.28 Exhibits. Exhibit E of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the Exhibit which is annexed hereto as Exhibit A. Annexed hereto as Exhibit B is new Exhibit X to the Credit Agreement which is referred to in the definition of "Interest Deferral Notes." Annexed hereto as Exhibit C is new Exhibit Y to the Credit Agreement which is referred to in the new definition of "Revolving Commitment."

                                    ARTICLE 3

                                     Waiver

        Section 3.1 Waiver of Existing Defaults. Subject to the terms and conditions contained in this Amendment, the Agent and the Banks waive the Existing Defaults and agree not to exercise any rights or remedies arising as a result thereof. The waiver specifically described in this Section
   3.1 shall not constitute and shall not be deemed a waiver of any Default or Event of Default arising after the effectiveness of this Amendment or a waiver of any rights or remedies arising as a result of such a Default or Event of Default.


                                    ARTICLE 4

                                   Conditions

        Section 4.1 Conditions Precedent. The effectiveness of this Amendment including, without limitation, the waivers provided in Section
   3.1 hereof, is subject to the satisfaction of the following conditions precedent:

             (a) The Agent shall have received confirmation satisfactory to the Agent that Rice Partners shall have advanced to the Borrower the entire principal amount of the Priority Senior Subordinated Loan, and the Priority Senior Subordinated Loan Documents shall be in form and substance satisfactory to the Agent.

             (b) The Agent shall have received an amendment to the Note Purchase Agreement in the form of Exhibit D hereto (the "Subdebt Amendment") and an amendment to the Senior Subordination Agreement in the form of Exhibit E hereto (the "Subordination Amendment") each executed by the respective parties thereto. For purposes of any restriction set out in the Senior Subordination Agreement, each Bank and the Agent consents, for the benefit of Borrower, Holding and the holders of the Subordinated Notes, to the execution and delivery of the Subdebt Amendment.

             (c) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof except to the extent such representations and warranties expressly relate solely to another date;

             (d) After giving effect to this Amendment, no Default or Event of Default shall exist;

             (e) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto, including, without limitation, the Priority Senior Subordinated Loan Documents, shall be reasonably satisfactory to Agent and its legal counsel, Weil, Gotshal & Manges LLP;

             (f) All holders of any warrants (or shares issued in respect of such warrants) or similar instruments issued (or to be issued) by Holding or Borrower shall have agreed not to exercise any rights to require Holding or Borrower to purchase or otherwise acquire such warrants (or shares issued in respect of such warrants) or similar instruments as long as any Obligations are outstanding;

             (g) Delivery of Interest Deferral Notes. Borrower shall have executed and delivered to each Bank an Interest Deferral Note in the respective amount and to the extent required by Section 6.3 of the Credit Agreement;

             (h) Holding and the Borrower shall have paid all fees and expenses of Agent and the Banks incurred in the preparation, negotiation and execution of this Amendment, subject to the limitation set forth in Section 6.3 hereof;

             (i) The Agent shall have received favorable opinions of counsel for each of Holding and the Borrower in form and substance satisfactory to the Agent; and

             (j) The Agent shall have received confirmation satisfactory to the Agent that Rice Partners has made a $250,000 equity investment in the Borrower or Holding prior to the date hereof.

        Section 4.2    Restructuring Fee.   On or before February 28, 1999,
   the Borrower shall pay to the Agent for the benefit of the Banks a restructuring fee of $125,000. Borrower and Holding agree that the failure to pay such restructuring fee as provided herein shall constitute an immediate Event of Default under the Credit Agreement.

                                    ARTICLE 5

             Ratifications, Representations and Warranties, Release

        Section 5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement. The terms and provisions of the Credit Agreement, as amended and modified by this Amendment and the terms and provisions of the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Holding, Agent and each Bank agree that the Credit Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Without in any way limiting any of the foregoing, Holding hereby ratifies and confirms all of the terms and provisions of the Holding Guaranty and the Holding Security Agreement, and Borrower hereby ratifies and confirms all of the terms and provisions of the Borrower Security Agreement.

        Section 5.2 Representations and Warranties. Borrower and Holding represent and warrant to Agent and each Bank that (i) the execution, delivery and performance of this Amendment and all documents required hereby or related hereto have been authorized by all requisite action on the part of Borrower and Holding and will not violate the articles of incorporation, bylaws or any similar governing document of any such parties, (ii) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof except to the extent those representations and warranties expressly relate solely to another date, and (iii) Borrower and Holding are in full compliance with all covenants, agreements, terms and provisions contained in the Credit Agreement, as amended hereby, and the other Loan Documents.

             Section 5.3 RELEASE. EACH OF BORROWER AND HOLDING HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT OR THE BANKS. EACH OF BORROWER AND HOLDING, FOR ITSELF AND ITS SUBSIDIARIES AND EACH OF ITS SUCCESSORS, ASSIGNS, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, CONSULTANTS AND ADVISORS OF OR TO ANY OF THE FOREGOING (COLLECTIVELY, THE "RELEASORS") HEREBY ACQUITS, WAIVES, RELEASES AND DISCHARGES THE AGENT, EACH BANK AND EACH OF THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, CONSULTANTS AND ADVISORS OF OR TO ANY OF THE FOREGOING (COLLECTIVELY, THE "RELEASEES"), OF AND FROM ANY AND ALL CLAIMS (INCLUDING, WITHOUT LIMITATION, ANY LIABILITIES, DAMAGES, DEMANDS AND CAUSES OF ACTION TO THE EXTENT ARISING THEREFROM) WHATSOEVER, IN LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN, WHICH THE RELEASORS EVER HAD, NOW HAVE, OR HEREINAFTER CAN, SHALL OR MAY HAVE AGAINST ANY RELEASEE BY REASON OF ANY MATTER ARISING OUT OF OR RELATED TO THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS, AND ANY AND ALL OTHER ACTIONS OR OMISSIONS RELATING IN ANY WAY THERETO, IN EACH CASE LIMITED TO THE EXTENT ORIGINATING PRIOR TO THIS AMENDMENT BECOMING EFFECTIVE.


                                    ARTICLE 6

                                  Miscellaneous

        Section 6.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Bank, or any closing shall affect the representations and warranties or the right of Agent and the Banks to rely upon them.

        Section 6.2 Reference to Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

        Section 6.3 Expenses of Agent and Banks. As provided in the Credit Agreement, Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by Agent and the Banks in connection with the preparation, negotiation, and execution of this Amendment (including attorneys' fees and expenses), such amount not to exceed $150,000, in addition to amounts already paid.

        Section 6.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        Section 6.5 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

        Section 6.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Banks, Borrower and Holding and their respective successors and assigns, except neither Borrower nor Holding may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

        Section 6.7 Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

        Section 6.8 Effect of Waiver. No consent or waiver, express or implied, by Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by Borrower or Holding shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

        Section 6.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        Section 6.10 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

        Executed as of the date first written above.

   BORROWER and HOLDING:

   JOTAN, INC.
   SOUTHLAND CONTAINER PACKAGING CORP., formerly Southland Holding Company and successor in interest to SHC Acquisition Corp. and each Obligated Party (other than Holding)



   By:______________________________________
        Edward L. Lipscomb,
        Vice President and Chief Financial
          Officer for both companies


   AGENT:

   BANQUE PARIBAS, as Agent and as a Bank


   By:______________________________________
        Name:_______________________________
        Title:______________________________


   By:______________________________________
        Name:_______________________________
        Title:______________________________


   BANKS:

   BANKBOSTON, N.A., formerly The First
   National Bank of Boston


   By:______________________________________
        Name:_______________________________
        Title:______________________________


   ANTARES LEVERAGED CAPITAL CORP


   By:______________________________________
        Name:_______________________________
        Title:______________________________


   BHF-BANK AKTIENGESELLSCHAFT


   By:______________________________________
        Name:_______________________________
        Title:______________________________


   By:______________________________________
        Name:_______________________________
        Title:______________________________


   CREDITANSTALT AG, formerly known as
   CREDITANSTALT-BANKVEREIN


   By:______________________________________
        Name:_______________________________
        Title:______________________________


   By:______________________________________
        Name:_______________________________
        Title:______________________________



   STATE OF GEORGIA         Section
                            Section
   COUNTY OF                Section



             This instrument was acknowledged before me on ______________, 1998, by Edward L. Lipscomb, Vice President and Chief Financial Officer of Jotan, Inc., on behalf of said corporation.



                            _________________________________
                            Notary Public, State of Georgia

                            Commission Expires:______________

                            Printed Name:____________________





   STATE OF GEORGIA         Section
                            Section
   COUNTY OF                Section



             This instrument was acknowledged before me on ______________, 1998, by Edward L. Lipscomb, Vice President and Chief Financial Officer of Southland Container Packaging Corp., on behalf of said corporation.


                            _________________________________
                            Notary Public, State of Georgia

                            Commission Expires:______________

                            Printed Name:____________________